                                    EUROPEAN                         EX. 10.15

                             DISTRIBUTION AGREEMENT

    This agreement, dated June 18, 1996 (the "Effective Date"), is between CEMAX/ICON, INC., a California corporation with its principal place of business at 47281 Mission Falls Court, Fremont, California 94539 ("CEMAX/ICON"), and MINNESOTA MINING AND MANUFACTURING COMPANY, a Delaware corporation with its principal place of business at 3M Center, P.O. Box 33428, St. Paul, Minnesota 55133 ("3M").

1. BACKGROUND AND PURPOSE

     Under the Sales Agreement between CEMAX/ICON and 3M dated June 13, 1995, 3M and CEMAX/ICON agreed to develop a distribution plan for CEMAX/ICON product sales and service in Europe. This European Distribution Agreement states the terms and conditions under which 3M will distribute and service certain CEMAX/ICON PACS products in Europe.

2. CEMAX/ICON OBLIGATIONS

     A. CEMAX/ICON will sell to 3M the hardware products listed in Exhibit A (the "Hardware Products") for 3M's distribution by resale through 3M Affiliates or Approved Distributors within the geographic areas listed in Exhibit B (the "Territory"). For purposes of this Agreement, "3M Affiliate shall mean any corporation, firm, partnership, proprietorship or other form of business organization as to which 3M owns at least a forty percent (40%) of the outstanding stock or other voting rights entitled to elect directors or, if less than forty percent, the maximum ownership interest it is permitted to have in the country where such business organization exists. "Approved Distributor(s)" shall mean any authorized 3M distributor of Medical Imaging Systems Division labeled products, approved by CEMAX/ICON in writing in advance.

     B. CEMAX/ICON will grant to 3M a nonexclusive license under any and all intellectual property rights assertable by CEMAX/ICON with respect to the software products listed in Exhibit A (the "Software Products") and any accompanying end user documentation to reproduce, have reproduced, use, distribute, and sublicense to 3M Affiliates and end users the use of the Software Products, in machine executable object code form, and any such documentation for 3M's internal use as set forth herein and distribution in the Territory. All right, title, and interest in the Software Products shall remain vested in CEMAX/ICON. Within fifteen (15) days of the Effective Date of this Agreement, CEMAX/ICON shall deliver to 3M a machine-executable object code copy of each Software Product on mutually acceptable data storage media and a copy of the documentation accompanying each Software Product, from which 3M may reproduce copies for distribution in the Territory. As an alternative, 3M and CEMAX/ICON may work together to develop a mutually acceptable means for electronic transmission of copies of Software Products and accompanying documentation from CEMAX/ICON to 3M for distribution in the Territory.

     C. The CEMAX/ICON products listed in Exhibit C are not Hardware Products or Software Products under this Agreement, but can be added as such by the mutual written consent of 3M and CEMAX/ICON for distribution by 3M on a nonexclusive basis in the Territory (i.e., without the co-labeling or labeling restriction set for in Section 2.F)

     D. CEMAX/ICON will sell to 3M replacement parts generally made available by CEMAX/ICON for the Hardware Products ("Replacement Parts") for 3M's distribution in the Territory.

     E. All labeling and packaging of Hardware Products, Software Products, and Replacement Parts shall be mutually agreed upon by 3M and CEMAX/ICON. Until mutually agreed otherwise by 3M and CEMAX/ICON, Hardware Products, Software Products, and Replacement Parts shall be labeled with a CEMAX/ICON trademark, tradename, servicemark, service name, trade dress, logo, or other source identifier ("CEMAX/ICON Trademarks"). CEMAX/ICON acknowledges that 3M anticipates the creation of a new, independent company, called Imation, that will take control of 3M's Medical Imaging Systems Division. The parties presently anticipate that, sometime after commencement of independent operations by Imation, the parties agree to co-label the Hardware Products, Software Products, and Replacement Parts as Imation-CEMAX/ICON products. CEMAX/ICON fully understands that the above-described co-labeling may require approval of Imation corporation management, and agrees that 3M shall have no obligation to undertake such co-labeling absent Imation corporate management approval.

     F. CEMAX/ICON will not, and will not authorize any third party to, label or co-label with CEMAX/ICON Trademarks the Hardware Products and/or Software Products that are intended by CEMAX/ICON or such third party for sale or license, respectively, within the Territory.

     G. CEMAX/ICON will provide to 3M CEMAX/ICON's product literature, including promotional literature, operator's manuals and service manuals. CEMAX/ICON grants 3M the right to copy and use CEMAX/ICON's product literature to print literature for marketing and distribution of the Hardware Products, Replacement Parts, and Software Products by 3M.

     H. CEMAX/ICON agrees to provide the staffing as stated in Exhibit D during the term of this Agreement.

     I. CEMAX/ICON personnel will provide reasonable support to 3M personnel making sales calls on end-users. With regard to the products listed in Exhibit A, CEMAX/ICON will make no sales calls on end-users in the Territory either directly or in the company of third parties and shall provide no sales support to third parties in the Territory without the prior written consent of 3M, such consent not to be unreasonably withheld.

     J. CEMAX/ICON agrees to provide reasonable training to 3M, as mutually agreed, to assist 3M in selling, integrating, installing, maintaining and supporting the Hardware Products, Replacement Parts and Software Products. The training schedule as of the Effective Date is stated in Exhibit E.

     K. For a period of twelve (12) months after the Effective Date of this Agreement, but not to exceed a total of six (6) man-months of actual support, CEMAX/ICON will provide to 3M at the direction of 3M Europe, technical service support, relating to the Hardware Products, Replacement Parts, and Software Products at times to be mutually agreed in writing.

     L. CEMAX/ICON will ensure that the CEMAX/ICON Hardware Products, Replacement Parts, and Software Products meet all applicable European Community, country and local laws and regulatory requirements in the Territory, provided that 3M Europe is responsible for identifying the requirements in writing to CEMAX/ICON. CEMAX/ICON is responsible for making the necessary changes unless found by CEMAX/ICON to be uneconomic. In the event that CEMAX/ICON states the lack of economic viability of a change, both parties will enter into a negotiation to find a fair solution to the situation.

     M. Nothing in this Agreement restricts CEMAX/ICON from introducing or discontinuing production, sale, or licensing of any Hardware Product, Replacement Part, or Software Product, or changing the list prices set forth in Exhibit A, provided that CEMAX/ICON provides 3M with written notice not less than ninety (90) days in advance of such event. In the event that CEMAX/ICON makes commercially available any Update or New Release of a Software Product, CEMAX/ICON shall license 3M with respect to such Update or New Release, subject to the same terms and conditions applicable to the Software Product. For purposes of this Agreement, "Update" shall mean Error corrections, work-arounds and bug fixes to a Software Product generally made available by CEMAX/ICON to its customers free of charge, and "New Release" shall mean a new version of a Software Product that incorporates substantially all functionality in such Software Product existing as of the Effective Date together with significant new features of functionality.

     N. At any time during this Agreement, 3M may notify CEMAX/ICON of any error or defect in a Software Product resulting in a material nonconformity with the specifications set forth in Exhibit G ("Error"). 3M shall provide CEMAX/ICON with all information in its possession sufficient to reproduce the Error. CEMAX/ICON shall use reasonable efforts to provide 3M with an error correction or an Update sufficient to eliminate the Error within thirty (30) days of notification by 3M. 3M shall have the right to, and further agrees to, distribute and sublicense the use of the error correction or Update to then-existing and future users of the Software Product in the Territory.

3.   3M OBLIGATIONS

     A. Except as specifically stated in this Agreement, 3M will be responsible for all sales, marketing, integration, installation, customer training, and service of Hardware Products, Replacement Parts, and Software Products. 3M will report in writing to CEMAX/ICON on all adverse events as required under U.S. Territorial law, and in particular as required under the U.S. FDA's Medical Device Reporting requirements. 3M will include with all copies of the Software Products a software license agreement substantially in the form of Exhibit H.

     B. 3M agrees to submit purchase orders to CEMAX/ICON, and pay to CEMAX/ICON a minimum of [ *






                                 * ]  Any amount paid for a previous calendar
quarter in excess of the applicable minimum payment shall be creditable against the minimum payment for subsequent calendar quarters; provided, however, that it is understood and agreed that minimum calendar quarterly payments are nonrefundable and if Hardware Products, Replacement Parts and/or Software Products shipped in any calendar quarter do no meet the minimum payments for such calendar quarter, such minimum payments shall be noncreditable to future periods. These minimum payment requirements will apply only to the extent the Hardware Products and Replacements Parts and/or Software Products are available according to the schedule stated in Exhibit F. If CEMAX/ICON cannot maintain
the schedule stated in Exhibit F [ *                                  * ], 3M
shall have the right [ *                                                    * ]
in an amount equal [ *
                     * ] CEMAX/ICON [ *
                      * ] Exhibit F, [ *                           * ] for such
Hardware Products, Replacement Products and/or Software Products, as applicable, set forth in Section 4.A. For all post-1997 calendar quarters of this Agreement, 3M and CEMAX/ICON will attempt to mutually agree on the amounts of minimum payment requirements and/or whether to invoke minimum payment requirements.

     C. Nothing in this Agreement prevents 3M from developing, manufacturing, marketing, selling and/or servicing PACS related products in the Territory.

     D. 3M agrees to provide the staffing as stated in Exhibit D during the term of this Agreement.

4.   ORDERS, PRICES AND PAYMENTS

     A.   CEMAX/ICON will sell Hardware Products and Replacement Parts to 3M at
[ *                 * ] the applicable list price during [ *            * ], and
[ *                    * ] the applicable [ *                              * ].
CEMAX/ICON will grant licenses to 3M in the Software Products [ *
                                      * ] during calendar year [ * ], and [ *
                                        * ] license fee during [ *
 * ].  CEMAX/ICON and 3M will attempt to mutually agree on prices and license
fees for calendar years [ *                                * ].

     B. 3M will order Hardware Products, Replacement Parts, and Software Products using purchase orders submitted to CEMAX/ICON. Acceptance of any orders placed by 3M does not constitute acceptance by CEMAX/ICON of any of the terms and conditions of those orders, except as to identification and quantity of Hardware Products, Replacement Parts and Software Products involved. All orders are governed by the provisions of this Agreement. Purchase orders to meet


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the minimum payment requirement set forth in Section 3.B above for each calendar quarter shall be submitted within the first forty-five (45) days of the calendar quarter to which such minimum payment requirement pertains.

         C.       Taxes.

                  i. Any and all amounts payable hereunder by 3M do not include any government taxes (including without limitation sales, use, excise, and value added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Products (other than taxes on the net income of CEMAX/ICON), and 3M shall bear all such taxes and duties. When CEMAX/ICON has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to 3M's invoice and paid by 3M, unless 3M provides CEMAX/ICON with a valid tax exemption certificate authorized by the appropriate taxing authority.

                  ii. All payments by 3M specified hereunder are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to CEMAX/ICON or 3M shall be the sole responsibility of 3M. 3M shall provide CEMAX/ICON with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by CEMAX/ICON to establish that such taxes have been paid. If CEMAX/ICON uses a foreign tax credit received by CEMAX/ICON as a result of the payment of withholding taxes by 3M and thereby reduces the amount of U.S. income tax that CEMAX/ICON otherwise would have paid, CEMAX/ICON shall refund to 3M the amount of such reduction with respect to such foreign tax credit.

         D. CEMAX/ICON will ship Hardware Products and Replacement Parts listed in the purchase orders packaged for international shipment. CEMAX/ICON will select the carrier unless otherwise specified by 3M. Shipping expenses will be prepaid by CEMAX/ICON and charged to 3M. Title and risk of loss in Hardware Products will transfer to 3M ex works (Incoterms) CEMAX/ICON's point of shipment. 3M shall reproduce copies of Software Products listed in the purchase orders or obtain such copies from CEMAX-ICON via electronic transmission. Upon prior written notice, CEMAX-ICON shall have the right to appoint a certified public accountant or firm of CPAs acceptable to 3M to audit 3M's books and records during 3M's normal business hours only to the extent necessary to verify the number of copies of Software Products made and the accuracy of payments made with respect to such copies, subject to reasonable confidentiality provisions. If such audit reveals an underpayment of more than seven percent (7%), 3M shall pay the cost of the audit and all amounts underpaid.

         E. CEMAX/ICON will invoice 3M for the balance of the minimum payment applicable to any calendar quarter at any time on or after the 45th day of the calendar quarter, except for the second calendar quarter of 1996, in which case CEMAX/ICON will invoice 3M for the minimum payment at any time on or after the Effective Date of this Agreement. CEMAX/ICON will invoice 3M for Hardware Products and Replacement Parts upon shipment to 3M. CEMAX/ICON will invoice 3M for Software Products within ten (10) days of receipt of 3M's purchase order.

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         F.       3M will pay the amount of any invoice within forty-five (45)
days following receipt of the invoice, provided that in no event shall the minimum payment requirement set forth Section 3.B above for any calendar quarter be paid by 3M later than the last day of the calendar quarter to which such minimum payment requirement pertains. The minimum amount paid by 3M for the then-present calendar quarter and any amount paid by 3M in previous calendar quarters in excess of the minimum amounts for such previous calendar quarters shall be creditable against such invoice.

5.       TERM AND TERMINATION

         A. The initial term of this Agreement begins on the Effective Date of this Agreement and will continue until December 31, 2000, unless earlier terminated as stated below.

         B. 3M may terminate this Agreement without cause on December 31, 1996 by providing prior written notice to CEMAX/ICON. If 3M terminates under this Section 5.B, 3M will have no further obligations to CEMAX/ICON under this Agreement.

         C.        Either party may terminate this Agreement on or after
[ *           * ] if the parties have been unable to mutually agree on minimum payment requirements and/or whether to invoke [ *
                                   * ] of this Agreement.  In addition,
CEMAX/ICON shall have the right to terminate this Agreement by written notice to 3M in the event 3M does not meet any of the minimum payment requirements set forth in Section 3.B above.

         D. Either party may terminate this Agreement if the other party is in breach by giving the other party at least thirty (30) days prior written notice of the breach. If the breach is not cured within such thirty (30) days period, the non party may terminate this Agreement effective upon written notice, and opportunity to cure. If the breaching party cures the breach within the thirty (30) day period, this Agreement will continue.

         E. The provisions of Sections 5.E, 6, 7, 8, 9, 10.D, the second sentence of Section 3.A, and the last sentence of Section 4.D shall survive expiration or any termination of this Agreement. Even after termination or expiration of this Agreement, the provisions of this Agreement still apply to any work performed, payments made, events occurring, charges incurred or obligations arising, in each case before the termination or expiration date. Further, in the event of expiration of this Agreement or termination other than termination for 3M's breach under Section 5.D above, for a period of six (6) months from the date of expiration of termination of this Agreement, 3M Europe shall have the right to continue to sell Hardware Products and Software Products on a non-exclusive basis, in each case for the purposes of completing in-process sales and CEMAX/ICON agrees to extend the pricing and delivery schedules to 3M Europe, it being understood that in addition to the surviving provisions set forth in this Section 5.E above, the provisions of Sections 3.A and 4 shall survive during such six (6) month period.

         F. Upon termination or expiration of this Agreement, the right of any third party to whom 3M has distributed a copy of a Software Product to use the copy of the Software Product

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                      -6-
shall continue indefinitely, provided that such third party's use of the Software Product complies with the terms of the software license agreement attached as Exhibit H.

6. WARRANTIES: INDEMNIFICATION

     A. Product Limited Warranty

          i. CEMAX/ICON warrants to 3M that for a period of one (1) year from the date of shipment, the Hardware Products and Replacement Parts shall perform substantially in accordance with the applicable technical specifications set forth in Exhibit G ("Specifications") and the Software Products will perform substantially in accordance with the Specifications. The foregoing warranty is contingent upon proper use of the Hardware Products, Replacement Parts and Software Products in the applications for which they were intended as indicated in CEMAX/ICON's accompanying end user documentation for the Hardware Products, Replacement Parts and Software Products. The above limited warranty applies only to reproducible defects (it being understood that the reproducibility of defects requirement shall apply to Hardware Products and Replacement Parts only to the extent reasonably practical) reported to CEMAX/ICON in accordance with its standard reporting procedures and does not apply to (i) third party hardware or software, or (ii) to any Hardware Product, Replacement Part or Software Product which (a) has been altered, except by CEMAX/ICON or under CEMAX/ICON's direction, or (b) has not been installed, operated, repaired or maintained in accordance with any installation, handling, maintenance or operating instructions supplied by CEMAX/ICON, or (c) has been subject to unusual physical or electrical stress, negligence or accident, (d) has been damaged by acts of nature, vandalism, burglary, neglect, or misuse or (e) has not been updated with all error corrections and Updates provided by CEMAX/ICON, if any. CEMAX/ICON does not warrant that operation of the Hardware Products, Software Products or Replacement Parts will be uninterrupted or Error-free. No oral or written information or advice given by CEMAX/ICON, its dealers, distributors, agents or employees will create a warranty or in any way increase the scope of the limited warranties set forth herein, and 3M may not rely on any such information or advice.

          ii. Remedy. In the event the Hardware Products, Replacement Parts or Software Products fail to conform to the warranty set forth above, 3M's exclusive remedy and CEMAX/ICON's sole and exclusive liability shall be, at CEMAX/ICON's sole election, (i) with respect to the Hardware Products and Replacement Parts, to repair or replace the nonconforming Hardware Product or Replacement Part, and (ii) with respect to Software Products, to use commercially reasonable efforts to correct such nonconformity provided that (x) 3M notifies CEMAX/ICON in a timely manner in writing in English that such Hardware Product, Replacement Part or Software Product failed to conform and furnish a detailed explanation of any alleged nonconformity; and (y) CEMAX/ICON is reasonably satisfied that the claimed nonconformities actually exist and were not caused by any of the items set forth in (a), (b), (c), (d) or (e) of Section 6A(i) above.

          iii. CEMAX/ICON will pass on to 3M third party warranties to the extent CEMAX/ICON has the right to do so with respect to third party hardware and third party software, it being understood that CEMAX/ICON shall have no other liability or obligation with regard to third party hardware or third party software.

     B. CEMAX/ICON warrants that it has full authority to enter into this Agreement and to grant the license rights granted to 3M under this Agreement with respect to the Software Products without any obligation of 3M to pay royalties to any third party.

     C. CEMAX/ICON warrants to 3M that neither the exercise of the license rights granted under this Agreement nor the distribution of the Hardware Products, Software Products, or Replacement Parts will infringe any U.S. patent issued as of the Effective Date or copyright or trade secret existing in the Territory owned by third parties other than CEMAX/ICON. The provisions of
Section 6.D shall be 3M's exclusive remedy and CEMAX/ICON's sole liability for breach of the warranties set forth in Section 6.B or Section 6.C.

     D. CEMAX/ICON shall have sole control over defense and/or settlement of any claims, actions or proceedings against 3M that allege that 3M's distribution of the Hardware Products, Replacement Parts, or Software Products or exercise for any license rights granted under this Agreement infringes any intellectual property right of a third party including any patent, trademark, or copyright, or constitutes misappropriation of any trade secret or confidential information of a third party, or constitutes any activity that may give rise to an obligation by 3M to pay royalties to any third party, except that 3M shall have the right in good faith to approve or disapprove any settlement agreement that is agreed upon by CEMAX/ICON and the third party, to the extent applicable to the claim brought against 3M, which approval shall not be unreasonably withheld. CEMAX/ICON agrees to bear the cost of any final judgment against 3M or settlement resulting from such claims, actions, or proceedings, as well as any cost of defense of such claims, actions, or proceedings including settlement amounts.

     E.   Product Liability.

          i. CEMAX/ICON shall indemnify and hold 3M harmless from any and all loss or liability for any and all claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including without limitation reasonable attorney's fees, costs and disbursements) (collectively, "Liabilities") resulting from any claim brought by a third party for personal injury or property damage, to the extent caused by any nonconformity in the Hardware Products, Replacement Parts, or Software Products with the Specifications, or the accompanying end user documentation provided by CEMAX/ICON; provided that CEMAX/ICON shall not be liable under this Section 6.E(i) for any Liabilities to the extent covered under Section 6.E(ii) below.

          ii. 3M shall indemnify and hold CEMAX/ICON harmless from any and all loss or liability for any and all claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including without limitation reasonable attorney's fees, costs and disbursements) (collectively, "Liabilities") resulting from any claim brought by a third party for personal injury or property damage arising out of or relating to (i) maintenance, training, integration, installation or other services relating to the Hardware Products, Replacement Products and Software Products provided by or for 3M or a 3M Affiliate or Approved Distributor except to the extent caused by CEMAX/ICON training of 3M or 3M Affiliate or Approved Distributor personnel; (ii) end user use of the Hardware Products or Software Products in a manner or for an application other than as provided in the Specifications and accompanying end user documentation, except to the extent otherwise authorized in writing by CEMAX/ICON; or (iii) the negligence or willful misconduct of 3M or a 3M Affiliate or Approved Distributor.

     F. The indemnification provided in this Article 6 above shall be conditioned on the following: (i) Each party shall promptly notify the other in writing of any action, claim or liability for which such party intends to claim indemnification under Section 6.D or 6.E and shall provide full information and reasonable assistance to the indemnifying party with respect thereto, and (ii) the indemnifying party shall have sole authority to defend and/or settle any such action, claim or liability and sole control over such defense and/or settlement, except that the indemnified party shall have the right in good faith to approve or disapprove any settlement agreement that is agreed upon by the indemnifying party and a third party, to the extent applicable to the claim brought against the indemnified party, which approval shall not be unreasonably withheld.

7.   CONFIDENTIAL INFORMATION

     A. 3M may, during the course of this Agreement, have access to or have disclosed to it information which is identified as confidential by CEMAX/ICON. 3M agrees to maintain in confidence CEMAX/ICON confidential information and not to disclose such confidential information to third parties without CEMAX/ICON's written consent. 3M will protect the disclosed information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of such confidential information, as 3M uses to protect its own confidential information of a like nature.

     B. CEMAX/ICON may, during the course of this Agreement, have access to or have disclosed to it information which is identified as confidential by 3M. CEMAX/ICON agrees to maintain in confidence 3M confidential information and not to disclose such confidential information to third parties without 3M's written consent. CEMAX/ICON will protect the disclosed information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of such confidential information, as CEMAX/ICON uses to protect its own confidential information of a like nature.

C. The obligations stated in Sections 7-A and B will not apply to information which:

     - is or becomes generally known to the general public or is independently developed by each other, or

     -    either party can show was known at the time of disclosure, or

     - either party can show it rightfully learned from a third party without an obligation of confidence.

     D. 3M and CEMAX/ICON agree to maintain the other's confidential information as confidential for a period of three (3) years after the termination or expiration of this Agreement.

8.   NOTICES

     All notices required by this Agreement must be in writing and sent by certified mail, with return receipt requested, Federal Express or other overnight service. The date of a notice is the date it is received. CEMAX/ICON will send all notices under this Agreement to:

          Vice President
          3M Medical Imaging Systems Division
          3M Center, Building 300-1S-20
          P.O. Box 33428
          St. Paul, MN 55144

     and to:

          Jorg Zaehres
          3M Italia SPA
          20090 Segrate (Milano)
          Via San Bovio 3, ITALY

     3M will send all notices under this Agreement to:

          President
          CEMAX/ICON, Inc.
          47281 Mission Falls Court
          Fremont, California 94539


A party may designate in writing other individuals to receive notice.

9.   DISPUTE RESOLUTION

     A. The parties shall attempt in good faith to resolve any dispute arising out of the making or performance of or otherwise relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least seven (7) days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence 408 and any comparable law provision.

     B.   If the dispute has not been resolved by negotiation as provided in
Section 9.A above, the parties shall endeavor to settle the dispute by mediation before and in compliance with the rules established by any mutually acceptable alternative dispute resolution organization. Either party may initiate a mediation proceeding by a request in writing to the other party. The selection of an organization shall be made within ten (10) business days after notification from one party to the other requesting mediation of a dispute. If an organization/judge and applicable rules have not been agreed upon within such ten (10) day period, the dispute shall be mediated in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes, and a single mediator will be chosen by CPR. The parties shall attempt in good faith to resolve the dispute within sixty (60) days of the commencement of such procedure (which period may be extended by mutual agreement). Thereupon, both parties will be obligated to engage in a mediation. The parties regard the aforesaid obligation to mediate an essential provision of this Agreement and one that is legally binding on them. If the parties are unable to resolve the dispute within said time period or in case of a violation of such obligation by either party, the other may bring an action to seek enforcement of such obligation in any court of competent jurisdiction in California.

     C. Nothing in Section 9.A or 9.B shall preclude either party from taking whatever actions are necessary to prevent imminent, irreparable harm to its interests. Otherwise those procedures shall be exclusive in the order set forth.

     D. The parties agree that California has a substantial relationship to this transaction, and each party consents to personal jurisdiction in the courts of California consistent with Section 9.A or 9.B above.

     E. Any questions, claims, disputes, remedies or procedural matters shall be governed exclusively by the laws of the State of California without regard to the principles of conflicts of law.

10.  GENERAL TERMS

     A. Neither party is liable to the other for damages caused by delays in delivery or performance due to acts of God or other causes beyond its control.

     B. The relationship of the parties under this Agreement is that of independent contractors. Nothing in this agreement authorizes either party to act for the other as an agent. CEMAX/ICON is not an agent or franchisee of 3M and has no authority to bind 3M, transact any business on behalf of 3M in any manner, or make any promises or representation on behalf of 3M. 3M is not an agent or franchisee of CEMAX/ICON and has no authority to bind CEMAX/ICON, transact any business on behalf of CEMAX/ICON in any manner, or make any promises or representation on behalf of CEMAX/ICON.

     C. Neither this Agreement nor any right or obligation hereunder shall be assignable by either party without the prior written consent of the other party. CEMAX/ICON acknowledges that 3M anticipates the creation of a new independent company that will be the successor to 3M's Medical Imaging Systems Division ("Imation"). CEMAX/ICON specifically consents to assignment or licensing, as applicable, of this Agreement, all of 3M's intellectual property rights and licenses relating to this Agreement, and all of 3M's other rights and obligations under this Agreement to Imation. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder. Any assignment contrary to this Section 10.C shall be null and void.

     D. This Agreement states the complete Agreement between 3M and CEMAX/ICON on this subject and replaces any previous understandings, representations or communications, whether oral or written. THIS AGREEMENT IS INTENDED BY THE PARTIES TO BE THE FINAL, COMPLETE AND EXCLUSIVE STATEMENT OF ALL TERMS AND CONDITIONS OF THE AGREEMENT. This Agreement can be amended only by a writing signed by both parties. No oral modification is possible. A party's failure to exercise a right in one or many instances does not waive that right as to any later instance. A course of dealing or performance does not effect a modification or a waiver unless ratified in writing by the party to be bound.

ACCEPTED AND AGREED TO:

MINNESOTA MINING AND                         CEMAX/ICON, INC.
MANUFACTURING COMPANY                        ("CEMAX/ICON")
("3M")



By:  /s/ CT Pinder                      By:  /s/ Terry Ross
     ------------------------------          ------------------------------
     Clifford T. Pinder                      Terry Ross
     Vice President                          Chief Executive Officer
     3M Medical Imaging
     Systems Division


Exhibit A - List of Products (to be provided by 3M)
Exhibit B - List of Countries in the Territory (attached)
Exhibit C - List of Non-exclusive CEMAX/ICON products (to be provided by
               CEMAX/ICON)
Exhibit D - CEMAX/ICON and 3M Staffing (attached)
Exhibit E - List of Training and Schedule (to be provided by 3M)
Exhibit F - Schedule of Product Availability (to be provided by CEMAX/ICON) Exhibit G - Software Product Specifications (to be provided by CEMAX/ICON) Exhibit H - Software License Agreement

                                    EXHIBIT A

                                LIST OF PRODUCTS

===============================================================================
                                   SCHEDULE A
===============================================================================

PART #             PRODUCT                                                               SW        HW        LIST**
211-0028-00        LaserLink(TM) Cable
231-0002-00        LaserLink(TM) Board
231-0008-00        Turbo GX+ Video Graphic Board (Sun)
231-0011-00        SBUS SCS12 Card (Sun)
231-0017-00        Fast Ethernet Card (Sun)
233-0026-00        FDDI Client Card (Mac)
233-0033-00        Fast Ethernet Card (Mac)
253-0012-01        TeleRad Acquisition (DVI) Software Upgrade
253-0014-00        Additional Modality for Existing DVI
253-0015-00        Two Additional Modalities for Existing DVI
253-0016-00        Three Additional Modalities for Existing DVI
253-0017-00        TeleMax(TM) Display Software Upgrade (Mac)
254-0002-00        TeleMax(TM) Display Software Upgrade (PC)
273-0001-00        Hub
273-0002-00        Remote
273-0033-00        Bonded ISDN 128k or SW56 (Mac)                                      *Certain information on this
273-0043-00        Keypad Interface Hub                                                page has been omitted and filed
273-0044-00        Keypad                                                              separately with the Commission.
273-0045-00        1.5K Portrait Monitor (Mac)                                         Confidential treatment has been
273-0046-00        1.5K Landscape Color Monitor (Mac)                                  requested with respect to the
273-0047-00        2K Portrait Monitor (Mac)                                           omitted portions.
273-0048-00        Multiple Input/Output Modem Kit (Mac)
273-0049-00        Multiple Input/Output ISDN Kit (Mac)
274-0001-00        Single Channel ISDN 56-64K (Mac or PC)
391-0005-00        16 MB additional memory (Sun SPARC 20)
397-0007-00        32 MB additional memory (Sun SPARC 5)
391-0008-00        32 MB additional memory (Sun SPARC 20)
393-0001-00        8 MB additional memory (Mac)
393-0003-00        16 MB additional memory (Mac)
393-0004-00        32 MB additional memory (Mac)
400-0017-00        1.3 GB M.O. Drive (Mac)
400-0019-00        UPS Backup 600 (PACS)
400-0059-00        UPS Backup 400 (TELERAD)
401-0045-00        Sun Trackball
403-0014-00        Fiber Optic Remote Transceiver (Mac)
403-0015-00        Fiber Optic Receiver (Mac)


Page: 1

PART #             PRODUCT                                                             SW        HW          LIST
403-0022-00        1 GB Internal Hard Disk (Mac)
403-0043-00        Trackball Device (Mac)
403-0061-00        2 GB Internal Hard Disk (Mac)
403-0062-00        4 GB Internal Hard Disk (Mac)
403-0067-00        PowerMac 8500 Option
403-0069-00        PowerMac 9500 Option
405-0012-00        Optional Sheet Feeder for Lumisys 75
443-0001-00        Ethernet Transceiver For Mac
443-0002-00        Ethernet Transceiver Thin Net
471-0002-00        20 inch Grayscale Monitor (Sun)
471-0003-00        20 inch Color Monitor (Sun)
471-0004-00        24 inch Portrait Grayscale Monitor (Sun)
473-0005-00        20 inch Apple Color Monitor
473-0007-00        17 inch Apple Color Monitor
473-0014-00        20 inch Dell Color Monitor
640-0001-00        ScanLink(TM) I - DuPont Linx Gateway                            *Certain information has been omitted
641-0002-00        ScanLink(TM) I - Acuson Aegis                                   and filed separately with the Commission.
641-0003-00        ScanLink(TM) I - GE CT HiLight Advantage 5.4                    Confidential treatment has been requested
641-0004-00        ScanLink(TM) I - GE CT HiSpeed Advantage                        with respect to the omitted portions.
641-0007-00        ScanLink(TM) I - GE Signa 1.5 MR Advantage
641-0008-00        ScanLink(TM) I - Imatron Ultrafast CT
641-0009-00        ScanLink(TM) I - Picker PQ/IQ CT
641-0010-00        ScanLink(TM) I - Toshiba Xspeed/Xpress(TM)
641-0011-00        ScanLink(TM) I - Toshiba MRT 35 MR
641-0012-00        ScanLink(TM) I - Toshiba Access MRI
641-0013-00        ScanLink(TM) I - DuPont CRS
641-0014-00        ScanLink(TM) I - Kodak CR - DICOM 3.0
641-0017-00        ScanLink(TM) I - DICOM 3.0
641-0018-00        ScanLink(TM) I - Picker Edge MR
641-0023-00        ScanLink(TM) I - Eiscint CT Twin - DICOM 3.0
641-0024-00        ScanLink(TM) I - Fuji CR
641-0025-00        ScanLink(TM) I - Picker HPQ
641-0036-00        ImageXchange
641-0037-00        ClinicalView(TM) Single Monitor Software
641-0038-00        ClinicalView(TM) Dual Monitor Software
641-0039-00        ImageServer(TM) Software
641-0040-00        ClinicalView(TM) Single to Dual Monitor Software
641-0041-00        VIP Tape Reader

Page: 2

PART #             PRODUCT                                                             SW        HW          LIST
641-0055-00        Network Filming Option
641-0057-00        ScanLink(TM) IV - Software Only - Fuji CR
641-0058-00        QA Station Software (Sun)
641-0059-00        VIP1.3 Software VIP1.4 Software Upgrade
641-0060-00        Network Film Server(TM) Software (Sun)
641-0061-00        2K ClinicalView(TM) Single Monitor Software
641-0062-00        2K ClinicalView(TM) Dual Monitor Software
641-0065-00        ArchieveManager(TM) 1.0 Software
641-0066-00        2K ClinicalView(TM) Single to Dual Monitor Software
641-0067-00        ClinicalView(TM) to 2K ClinicalView(TM) Dual
                   Monitor Software
641-0068-00        ScanLink(TM) IV - Software Only - Lumisys
                   Digitizer
641-0069-00        Tumor Trak(TM) Software
641-0070-00        ScanLink(TM) II - Software Only
641-0071-00        ScanLink(TM) III - Software Only
641-0072-00        CEMAX Homeview Filming Option Software
641-0073-00        Xtension to VIP Software Upgrade
641-0074-00        Direct Filming Option Software
641-0076-00        ToothPix(TM)                                                    * Certain information on this page
641-0079-00        MPDI 9800 Quickstar Software                                    has been omitted and filed separately
641-0080-00        ScanLink(TM) I - Toshiba Flexart MRI                            with the Commission. Confidential
641-0081-00        ScanLink(TM) I - DICOM Gateway                                  treatment has been requested with
641-0083-00        Network Film Server(TM) Software Kit (Sun)                      respect to the omitted portions.
641-0087-00        Network Management Package (Sun)
641-0088-00        VIP 2.0(TM) Software
641-0089-00        VIP1.X to VIP2.0 (X3D) Software Upgrade
643-0021-00        Digitizer Software Upgrade to Existing
                   ScanLink(TM) V
643-0022-00        Digitizer Software Upgrade to Existing TeleRad DVI
643-0023-00        Network Manager Station Software (Mac)
643-0027-00        TelePACS(TM) 8 bit to 12 bit Software Upgrade
643-0028-00        TelePACS(TM) Display Software
643-0030-00        MultiCom Software (Mac)
643-0031-00        Digitizer Acquisition 8 bit to 12 bit Software Upgrade
643-0032-00        Network Film Server(TM) Software Kit (Mac)
643-0033-00        TeleMac(TM) Display Software - Macintosh
643-0034-00        Teleradiology Server Software (Mac)
643-0035-00        Administration Station Software (Mac)
643-0036-00        TeleRad DICOM Gateway Software (Mac)
644-0005-00        Network Management Package (PC)

Page: 3

PART #                 PRODUCT                                                             SW           HW          LIST
644-0006-00            TeleMax(TM), Display Software - PC
661-0001-00            SumNet Manager
910-0020-00            Telebit T-2500 Modem (Mac & PC)
910-0023-00            Microcom Modem
910-0024-00            T4 Barcode Printer
910-0028-00            Codonics NP-1600M Medical Color Printer
910-0030-00            Modem (US Robotics Courier)
910-0032-00            CodeScan 3000
911-0002-00            4 GB Hard Disk (Sun)
911-0003-00            9 GB Hard Disk
911-0004-00            18 GB Hard Disk
911-0005-00            27 GB Hard Disk
911-0006-00            36 GB Hard Disk (Sun)
911-0007-00            45 GB Hard Disk (Sun)
911-0009-00            54 GB Hard Disk (Sun)                                            *Certain information on this page
911-0011-00            4 GB RAID Storage                                                 has been omitted and filed
911-0012-00            8.4 GB RAID Storage                                               separately with the Commission.
911-0013-00            16.8 GB RAID Storage                                              Confidential treatment has been
911-0014-00            25.2 GB RAID Storage                                              requested with respect to the
911-0015-00            33.6 GB RAID Storage                                              omitted portions.
911-0017-00            2.1 GB Hard Disk (Sun)
911-0018-01            7 GB 8mm Tape Drive System (Sun)
911-0021-00            High Density Magnetic Tape Drive (Sun)
911-0027-00            Lumisys Lumiscan 150 Digitizer(TM)
913-0002-00            Hayes Optima Modem (Mac)
913-0004-00            Practical Peripherals Modem (Mac)
914-0003-00            Hayes Optima Modem (PC)
914-0005-00            Practical Peripherals Modem (PC)
971-0000-12            Standard 12 Month Service-Partner Agreement
971-0001-00            Performance Option (Sun)
971-0001-12            Standard 12 Month Service Agreement
971-0002-01            VIP Training at CEMAX-ICON
971-0003-00            Hardware/Software Integration
971-0004-02            ClinicalView(TM) Single Monitor Station
971-0005-01            VIPview(TM)
971-0006-02            ClinicalView(TM) Dual Monitor Station
971-0008-02            Lumisys 150 Digitizer (Preferred Package Sun)
971-0009-02            Network Film Server(TM) (Sun)

PART #                 PRODUCT                                                             SW           HW          LIST
971-0011-00            ClinicalView(TM) Single to Dual Monitor Upgrade
971-0012-00            Direct Filming Option (Sun)
971-0013-00            FDDI High Speed Network Option (Sun)
971-0014-00            ScanLink(TM) II - GE 9800 CT Non-Advantage (50 pin)
971-0014-01            ScanLink(TM) II - GE 9800 CT Non-Advantage (100 pin)
971-0015-00            ScanLink(TM) II - GE Signa 1.5 MR Non-Adv (50 pin)
971-0015-01            ScanLink(TM) II - GE Signa 1.5 MR Non-Adv (Pertec)
971-0015-02            ScanLink(TM) II - GE Signa 1.5 MR Non-Adv (100 pin)
971-0016-00            ScanLink(TM) II - GE Signa 1.5 MR Advantage up to 4.6
971-0017-00            ScanLink(TM) III - Hitachi MRP 7000 MR
971-0018-00            ScanLink(TM) III - Philips CX CT
971-0019-00            ScanLink(TM) III - Philips LX CT
971-0020-00            ScanLink(TM) III - Philips SR CT
971-0021-00            ScanLink(TM) III - Philips MR
971-0022-00            ScanLink(TM) II  - Picker 1200 SX CT/Level II
971-0024-00            ScanLink(TM) III - Siemens DRS CT                                *Certain information on this page
971-0025-00            ScanLink(TM) III - Siemens DRH CT                                 has been omitted and filed
971-0026-00            ScanLink(TM) III - Siemens Somarom - CT                           separately with the Commission.
971-0027-00            ScanLink(TM) III - Siemens Magnetom MR                            Confidential treatment has been
971-0028-00            ScanLink(TM) III - Toshiba 600 CT                                 requested with respect to the
971-0029-00            ScanLink(TM) III - Toshiba 900 CT                                 omitted portions.
971-0030-00            ScanLink(TM) III - Toshiba MRT 50
971-0031-00            ScanLink(TM) III - Toshiba MRT 150
971-0032-02A           ScanLink(TM) IV/QA Station - Fuji CR
971-0032-02B           ScanLink(TM) IV/QA Station - Lumisys Digitizer
971-0032-02C           ScanLink(TM) IV/QA Station - DuPont CR
971-0033-00            ScanLink(TM) III - Siemens Magnetom 1.5 Tesla SP MR
971-0034-01            VIPstation20(TM)
971-0036-00            Modem (Sun)
971-0037-00            LaserLink(TM) Kit
971-0038-02            2K ClinicalView(TM) Single Monitor Station
971-0039-02            2K ClinicalView(TM) Dual Monitor Station
971-0040-02            2K ClinicalView(TM) 20/50 Dual Monitor Station
971-0041-01            Remote Diagnostic Kit (Sun)
971-0042-01            VIPstation(TM) Hardware Upgrade
971-0044-01            Archive Manager(TM) 1.0
971-0045-00            ATM Network Option (Sun)
 971-0046-00            ScanLink(TM) V


PART #                   PRODUCT                                                              SW            HW         LIST
971-0047-00              2K ClinicalView(TM) Single to Dual Monitor Upgrade
971-0048-00              ClinicalView(TM) to 2K ClinicalView(TM) Dual Monitor Station
971-0049-01              ClinicalView(TM) 20/50 Single Monitor Station
971-0050-02              ClinicalView(TM) 20/50 Dual Monitor Station
971-0051-00              ScanLink(TM) III -Toshiba DFP 50/60
971-0052-00              ScanLink(TM) III - Siomons MR Impact
971-0053-02              ImageServer(TM)
971-0059-02              2K ClinicalView(TM) 20/50 Single Monitor Station
971-0060-00              ScanLink(TM) III - Toshiba EPS 30
971-0061-00              HIS/RIS Gateway
971-0062-00              ClinicalView(TM)/QA Station
971-0063-00              64 MB additional memory (SPARC 20)
971-0064-00              ScanLink(TM) III - Hitachi CT W3000
971-0065-00              32 MB/12 Bit Input Module (analog or digital)
971-0066-00              VIP 2.0(TM)
971-0068-00              ArchiveManager(TM) 2.0 (DLT Drive)
971-0069-00              ArchiveManager(TM) 2.0 (520 GB DLT)
971-0070-00              ArchiveManager(TM) 2.0 (1.2 TB DLT)
971-0071-00              ArchiveManager(TM) 2.0 (2.1 TB DLT)
971-0072-00              ArchiveManager(TM) 2.0 (7.2 TB DLT)                               *Certain information on this page
971-0073-00              20 GB Optical Disk Jukebox for ArchiveManager(TM) 2.0              has been omitted and filed
971-0074-00              40 GB Optical Disk Jukebox for ArchiveManager(TM) 2.0              separately with the Commission.
971-0075-00              120 GB Optical Disk Jukebox for ArchiveManager(TM) 2.0             Confidential treatment has been
971-0076-00              200 GB Optical Disk Jukebox for ArchiveManager(TM) 2.0             requested with respect to the
971-0077-00              500 GB Optical Disk Jukebox for ArchiveManager(TM) 2.0             omitted portions.
971-0078-00              1 TB Optical Disk Jukebox for ArchiveManager(TM) 2.0
971-1000-06              Extended 6 Month Warranty
971-1100-48              Extended 48 Month Service Agreement (cost per yr)
971-1148-48              Extended 48 Month Service-Partner Agreement
973-0001-01              Registration Station (Mac)
973-0002-01              Lumisys 50 Acquisition (Preferred Package-Mac)
973-0003-01              Lumisys 75 Acquisition (Preferred Package-Mac)
973-0004-01              Lumisys 150 Acquisition (Preferred Package-Mac)
973-0005-01              Lumisys 200 Acquisition (Preferred Package-Mac)
973-0006-01              Vidar CCD Acquisition (Preferred Package-Mac)
973-0007-01              Vidar CCD Teleradiology Acquisition System
973-0008-01              Lumisys 50 Teleradiology Acquisition System
973-0009-01              Lumisys 75 Teleradiology Acquisition System

PART #                 PRODUCT                                                             SW           HW          LIST
973-0010-01            Lumisys 150 Teleradiology Acquisition System
973-0011-01            Lumisys 200 Teleradiology Acquisition System
973-0014-00            PowerBook 540c Option
973-0016-01            TeleRad - LINX(TM) Gateway
973-0018-01            ScanLink(TM) V - Single Channel DPI
973-0019-01            ScanLink(TM) - Single Channel DVI
973-0020-00            Network Film Server(TM) (Mac)
973-0021-01            20 GB Modality Archive (Mac)
973-0022-01            40 GB Modality Archive (Mac)
973-0023-01            114 GB Modality Archive (Mac)
973-0024-01            187 GB Modality Archive (Mac)
973-0027-00            Lumisys 50 Digitizer Add-On for DVI
973-0028-00            Lumisys 75 Digitizer Add-On for DVI
973-0029-00            Lumisys 150 Digitizer Add-On for DVI
973-0030-01            Study Server (Mac)
973-0031-01            ScanLink(TM) V - LINX(TM) Gateway                                 *Certain information on this page
973-0032-00            DVI Four Channel Interface (Software included)                     has been omitted and filed
973-0033-00            Vidar CCD Acquisition Add-On for DVI                               separately with the Commission.
973-0034-01            TeleMax(TM) Display System - Macintosh                             Confidential treatment has been
973-0035-01            TeleMax(TM) Display System - PowerBook                             requested with respect to
973-0036-01            RadAccess(TM) 8 bit 1.5K Dual Monitor Station                      omitted portions.
973-0038-01            Teleradiology Acquisition for Vidar CCD
973-0039-01            Teleradiology Acquisition for Lumisys 50
973-0040-01            Teleradiology Acquisition for Lumisys 75
973-0041-01            Teleradiology Acquisition for Lumisys 150
973-0042-01            Teleradiology Acquisition for Lumisys 200
973-0044-01            AutoRad(TM) 1.5K Dual Monitor Station
973-0045-01            AutoRad(TM) 2K Dual Monitor Station
973-0048-01            TeleRad - Single Channel DVI
973-0049-01            TeleRad - Four Channel DVI
973-0050-01            AutoRad(TM) 1.5K Four Monitor Station
973-0051-01            AutoRad(TM) 2K Four Monitor Station
973-0054-01            AutoRad(TM) 1.5K Six Monitor Station
973-0056-01            AutoRad(TM) 2K Six Monitor Station
973-0057-00            Additional Hub & Remote for Existing DVI
973-0058-00            Additional Hub & Two Remotes for Existing DVI
973-0059-00            Additional Hub & Three Remotes for Existing DVI
973-0060-00            DVI Upgrade

PART #                 PRODUCT                                                             SW           HW          LIST
973-0061-00            Low-Line DVI to High-Line DVI Upgrade
973-0062-01            Teleradiolgoy Acquisition for Lumisys 100                          *Certain information on this page
973-0065-01            Teleradiology Server (Mac)                                          has been omitted and filed
973-0066-00            Network Manager Station (Mac)                                       separately with the Commission.
973-0069-00            TelePACS(TM) Single Monitor Display System                          Confidential treatment has been
973-0070-00            TelePACS(TM) Two Monitor Display System                             requested with respect to the
                                                                                           omitted portions.

                                   EXHIBIT B

                                 THE TERRITORY


DENMARK
ICELAND
NORWAY
SWEDEN
ESTONIA
LATVIA
LITHUANIA
GERMANY
AUSTRIA
SWITZERLAND
FRANCE
ITALY
BELGIUM
NETHERLANDS
SPAIN
PORTUGAL
UNITED KINGDOM
IRELAND
LUXEMBOURG

                                   EXHIBIT C

                    LIST OF NONEXCLUSIVE CEMAX/ICON PRODUCTS


                                  Vip Station

                                   EXHIBIT D

                                    STAFFING


3M Staffing:

     -     2 European Technical Service Persons
     -     7.1 Professional Service Persons
     -     2.9 Regional Sales and Marketing Persons
     -     1.0 European Marketing Person

CEMAX/ICON Staffing:

     -     1 product specialist in the Territory
     -     1 sales person in the Territory
     - 1/2 of a full time equivalent (20 hours per week, CEMAX/ICON normal business hours) of a sales support person in Fremont, California

                                   EXHIBIT E

                                 TRAINING PLAN


Training                                             Who?                       When?                    Where?

Sales & Product Training 1                         16 people               June 10, 1996             ??????? Hospital
                                              "Professional Service"           5 days

Sales & Product Training 2                         16 people               October, 1996            ?????? Tech. Center, Italy
                                              "Professional Service"           5 days                  or Fremont, US

Regional Sales Training                               103                     From June                 At Regional
                                                   8 Regions                 to September              Sales Meeting
                                                                               2 days                Shared with 3M teams

Technical Training 1                             3 engineers                  June/July              Fremont, California
                                                                               10 days

Technical Training 2                             3 engineers                  September              Fremont, California
                                                                               10 days

Field Service Training based on C-1
 Training agenda For TELEMAX
 LUMISYS digitizer:                               1 person                  May - June              Fremont, California
                                                                              Two weeks

For CV, AutoRad & Archive Manager 2.0:        still on definition        still on definition         Fremont, California



                                   EXHIBIT F

Cemak-Icon Confidential
         Pocket 125-Q:Desktop Folder:VIP2.0 manual from_jeff:3M.schedule 050796

Distribution: (3M-Europe) Remy Labreuil, Marketing Ops Mgr
              (3M) Jim Wales, OEM-Strategic Manager,
              (Cemax-Icon) Terry Ross, Oran Muduroglu

                   CEMAX-ICON/3M PRODUCT DEVELOPMENT SCHEDULE
                                 UPDATE 5/9/96

- ------------------------------------------------------------------------------
                                                Application
                               -----------------------------------------------
                                Alpha               Beta                 FCS
- ------------------------------------------------------------------------------
AutoRad 2.0
- ------------------------------------------------------------------------------
AutoRad 2.1
- ------------------------------------------------------------------------------
RadAccess 3.0
- ------------------------------------------------------------------------------
MacSCP 2.0
- ------------------------------------------------------------------------------
MacSCU 2.0
- ------------------------------------------------------------------------------
MacQRU 1.0                      *Certain information on this page has been
- ------------------------------------------------------------------------------
DB4 1.0                          omitted and filed separately with the
- ------------------------------------------------------------------------------
HRD5 1.0                         Commission. Confidential treatment has
- ------------------------------------------------------------------------------
Clinical View 1.03               been requested with respect to the
- ------------------------------------------------------------------------------
Ditcom Gateway                   omitted portions.
- ------------------------------------------------------------------------------
Active Manager 2.0
- ------------------------------------------------------------------------------
ImageCom 3.0
- ------------------------------------------------------------------------------
Telemax Mac 3.0
- ------------------------------------------------------------------------------
TeleMax Mac 3.0
- ------------------------------------------------------------------------------

done = phase is complete
x = in progress
RadAccess 3.0 = from AutoRad code base

                                   EXHIBIT G

                         SOFTWARE PRODUCT SPECIFICATIONS

                                   MACQRU 1.0

Product Description:

        Native Mac product to run in conjunction with AutoRad display systems to query and retrieve studies from DICOM Query Retrieve Providers (e.g Archive Manager)


Features:

        - Native Macintosh support for PowerPC
        - Browser displays patient, study and series information
        - Supports Patient/Study only, Patient, Study, and Cemax-Icon Series Query model
        - Common queries can be saved and are available from User Interface
        - Simple and complex queries supporting wildcards and data range matching
        - Allows configuration of multiple destinations including self
        - Can query multiple Query Providers
        - Can build list of matches from multiple Query Providers
        - Can select multiple items to move
        - Can be invoked from AutoRad interface
        - User may cancel Query and Move operations
        - Move operations run in foreground
        - TCP/IP connectivity to DICOM devices
        - Graphical configuration UI

Limitations:

        - [ *                               * ]

Standard Configuration:

        - Power PC 9500 (AutoRad) or 7500 w/32 Meg RAM and 500 MB Disk (additional memory and disk required for other applications on the system)
        - Standard Mac display

Options:

        - None

Interfaceability:

        - DOCOM 3.0

Configuration Issues:

        - Recommended for use with AutoRad 3.0 to access any Query/Retrieve Provider (e.g. Archive Manager)

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               DICOM GATEWAY 1.0


Product Description:

        Interface to connect multiple DICOM devices (modalities, workstations) to Cemax-Icon Macintosh Network products. Product consists of a SparcStation frontend and a Macintosh backend.

Features:

        - DICOM Server may run in conjunction with Clinical View
        - Allows multiple DICOM inputs to an AutoRad system
        - Provides Image Sorting
        - Supports Single Association per Image scanners
        - Supports Multiple Associations per DICOM server
        - Supports Series Consolidation
        - Supports transmission of 8 and 16 bit data
        - Mac Converter runs native on 680x0 and emulated on PowerPC machines
        - Supports CT, CR, MR, SC
        - DICOM configuration tool
        - Connectivity to ImageCom for TeleRadadiology gateway
        - AppleTalk Connectivity to AutoCom for AutoRad LAN
        - TCP/IP connectivity to DICOM devices

Limitations:

        - [ *                                   * ]
        - [ *                                           * ]
        - [ *                    * ]
        - [ *                             * ]

Standard Configuration:

        - Sun Sparc-5 w/64 Meg RAM, 1 GB Hard Disk (additional memory and disk required for other processes running on same system)
        - Mac 7500 w/32 Meg RAM, 1 GB Hard Disk (additional memory and disk required for other processes running on same system)
        - Standard Sun and Mac displays (used only for monitoring)

Options:

        - None

Interfaceability:

        - ImageCom

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        - AutoCom
        - DICOM 3.0

Configuration Issues:

        - Not recommended for interfacing to Fuji-9000 CR system
        - Recommended for teleradiology from DICOM SSCU devices

                                  MacSSCP 2.0

Product Description:

        Native Mac Interface to connect multiple DICOM devices (modalities, workstations) and send image data to Cemax-Icon Macintosh Network products for LAN and WAN applications.

Features:

        - Native Macintosh support for PowerPC
        - Allows multiple DICOM inputs to an AutoRad system
        - Provides Image Sorting
        - Supports Single Association per Image
        - Supports Series Consolidation
        - Supports transmission of 8 and 16 bit data
        - STA or Direct Consolidation to AutoRad
        - Supports CT, CR, MR, SC
        - Connectivity to AutoRad LAN via STA
        - TCP/IP connectivity to DICOM devices
        - Complete preservation of DICOM header information
        - Smart Protocols based on modality and body part
        - Smart Window and Level
        - Configurable Compression support (lossy and lossless)
        - Graphical configuration UI
        - Non-square pixel support
        - VOI LUT conservation
        - Multiple SSCP Servers for multiple DICOM connections per system

Limitations:

        - [ *                                             * ]
        - [ *                                                * ]
        - [ *                                     * ]

Standard Configuration:

        - PowerPC 9500, w/32 Meg RAM, 1GB disk (additional memory and disk required for other applications running on same system)
        - Standard Mac display (used only for monitoring and configuration)

Options:

        - None

Interfaceability:

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        - STA
        - DICOM 3.0

Configuration Issues:


        - Recommended for direct input from DICOM modalities to AutoRad networks

                                  MacSSCU 2.0

Product Description:

        Native Mac Interface to send data from Cemax-Icon Macintosh Network products (e.g. Film Digitizer, ScanLink V, AutoRad) on LAN and WAN to DICOM 3.0 SSCP systems (e.g. ArchiveManager, Clinical View, etc.)

Features:

        - Native Macintosh support for PowerPC
        - Same study may be sent to multiple destinations
        - Supports transmission of 8 and 16 bit data
        - Receives data via STA, ImageCom, AutoCom interfaces
        - Supports CT, CR, MR, SC
        - Integrated with AutoRad
        - Automatic send from ScanLinkV and Film Digitizer
        - UI for manual send
        - TCP/IP connectivity to DICOM devices
        - Configurable Compression ratio per destination based on modality and body part
        - Graphical configuration UI

Limitations:

        - [ *                                           * ]

Standard Configuration:

        - PowerPC 7500 or 9500 (AutoRad) w/32 Meg RAM, 1GB Disk (additional memory and disk needed for other programs running on same system)
        - Standard Mac display (used only for monitoring)

Options:

        - None

Interfaceability:

        - STA
        - AutoCom
        - ImageCom
        - DICOM 3.0

Configuration Issues:

        - Recommended for use with ScanLink V, Film Digitizer, AutoRad

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     HRD-5

Product Description:

        [ *

                                        * ]

Features:

        - [ *                                           * ]
        - [ *                           * ]
        - Programmable Pixel clock and video timing
        - Monochrome only
        - [ *                                          * ]
        - [ *                                   * ]
        - [ *                                   * ]
        - 8 Mbyte graphics frame buffer QuickDraw compatible
        - 512 overlay buffer
        - Supports all Macintosh hardware and software
        - Displays full resolution (2k x 2.5k) X-ray images
        - Full screen interactive W&L
        - Interactive pan and zoom

Electrical Specifications:

        - Video Output: Separate horizontal and vertical, TTL levels
        - Video: Grey-scale
        - Video Amplitude: 0.7 pp (RS343), driving 50 ohm double terminated
        - Horizontal Video: up to 200 Khz
        - Vertical Video: 60 to 75 Hz
        - Pixel Clock frequency: from 25 to 500 Mhz
        - Pixel clock jitter: less than 100 ppm
        - DAC resolution: 8 bits
        - DAC noise: +/- 1 LSB maximum
        - Depth: 8 bits-per-pixel
        - Frame Buffer: 2 buffers at 8 Mbytes each

Configuration Issues:

        - Used by AutoRad and RadAccess for maximum performance

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Product Description:

        The Db-4 is [ *                                   * ]. It is designed
        for medical imaging and supports [ *
                              *  ]

Features:

        - [ *                                         * ]
        - [ *                              * ]
        - For use with RadAccess and low end AutoRad
        - [ *                         * ]
        - Supports all Macintosh hardware and software
        - Full screen interactive W&L
        - Interactive pan and zoom

Configuration Issues:

        - Used by AutoRad and RadAccess.
        - Existing product preferable to use HRD-5

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[Photo]

[Scanlink III Chart]

[Scanlink IV Chart]

[Scanlink V Teleradiology DVI&FO Chart]

PACS and Mini-PACS ACQUISITION

ScanLinks(TM) provide connectivity between CEMAX-ICON products and image acquisition devices. ScanLink interfaces interpret DICOM V3.0 or proprietary image formats for distribution throughout the imaging network.

ScanLink I - A software only interface for many of the newer generation MR/CT scanners, and CR systems that support TCP/IP. The interface is also compatible with all DICOM V3.0 enabled modalities. ScanLink I maintains full image fidelity, up to 16-bits, of the data set.

ScanLink III - A software and hardware combination for interfacing those CT and MR scanners that do not support ethernet and TCP-IP for direct digital network output. Full image fidelity, up to 16-bits, is maintained.

ScanLink IV - A combination software and hardware product that connects primary acquisition products utilizing a SCSI interface for output to the imaging network. ScanLink IV is used when devices such as a laser film digitizer or a Computed Radiography system are interfaced to an imaging network. Full image fidelity, up to 16-bits, is maintained.

ScanLink V - A software and hardware combination for capturing 8-bit print ready data. A printer keypad or host control is used to control the capture of the formatted image. The image is then converted to a digital file format and output to the imaging network via the DICOM V3.0 Service Class User standard for Storage.

Both analog(video) and digital laser printer interfaces are supported. ScanLink V can be connected directly to a scanner in place of a laser printer or can be connected in parallel with an existing scanner/laser printer connection. One ScanLink V is required per modality.

ScanLink V supports an optional bar code reader for scanning patient demographics.

TELERADIOLOGY ACQUISITION

Teleradiology DVI - The Direct Video Interface is a hardware and software solution for acquiring images from the video output of up to four modalities.

The interface includes a remote hand switch for image capture. An optional hub/remote or keypad is available allowing the operator to input patient information, capture and transmit the image directly from the acquisition device.

Teleradiology FD - the teleradiology film digitizer interface supports the Lumisys 20, 50 and 75 laser film digitizers and the Vidar VXR12 CCD film digitizer.

[CEMAX-ICON LOGO]
47281 Mission Falls Court, Fremont, CA 94539
Voice (510) 770-8612 Fax (310) 440-9137
e-mail: info@cemaxicon.com

CEMAX-ICON teleradiology display products are designed for home or remote radiology practices. These products answer the specific requirements of on-call and consultative/diagnostic radiology. The TeleMax(TM) product line provides an on-call teleradiology solution with an economical easy-to-use PC/Windows(R) or Macintosh(R) based software package.

TelePacs(TM) addresses the consultative and diagnostic teleradiology needs of the hospital based referring physician. The TelePacs product line includes the display functionality of TeleMax and provides additional features designed specifically for soft copy interpretation of multi-modality images.

Both TeleMax and TelePacs support LAN and standard modems or ISDN for connectivity to the medical facility.

TeleMax features:

- - Menu driven user interface
- - True 8 bit, 256 grayscale display
- - True aspect ratio
- - Reporting with fax capability
- - Locating a specific image within a study
- - User definable preferences for autoloading, viewing and tool settings
- - User selectable viewing formats
- - Floating magnifying glass with user adjustable viewing area
- - Invert & revert contrast
- - Pan & Roam tool
- - Cine tool
- - Optional DICOM V3.0 support
- - JPEG specified compression

TelePacs supports all of the features listed above as well as:

- - Single and dual monitor configurations
- - Up to 1280 x 1600 pixel resolution (landscape or portrait)
- - 8 and 12-bit image support
- - Concurrent display of current and prior studies
- - Multiple series display for each study
- - Identification, display, and printing of key images
- - Creation and display of image specific notes
- - Synchronized image paging
- - Annotation tools
- - User definable Window/Level pre-sets
- - DICOM V3.0 support
- - Sharpen filter

TeleMax and TelePacs are based on the CEMAX-ICON DICOM distributed database for image distribution and system communication. Both products support the DICOM V3.0 Service Class User standard for Storage. System network communication is accomplished using industry standards including TCP/IP in a LAN or standard modems for a WAN.

                               [CEMAX-ICON LOGO]

                  47281 Mission Falls Court, Fremont, CA 94539
                    Voice (510) 770-8612 Fax (510) 440-9137
                           e-mail: info@cemaxicon.com

AutoRad(TM) is a multi-user, multi-modality, primary diagnostic soft copy reading station. The system is designed to emulate radiology reading workflow. Images are automatically displayed in a variety of formats specified by user defined display protocols. AutoRad supports simultaneous, synchronized display of current and prior studies.

AutoRad is the first primary diagnostic softcopy reading station designed as a component of a fully implemented DICOM V3.0 based PACS Solution.

AutoRad features:
  - 8 and 12-bit image display
  - Up to 6 portrait monitors, up to 2k x 2.5k resolution
  - Login security, administrator defined user privileges
  - Per user patient/study worklist
  - Workflow emulation, supports facility defined film stacks
  - Film checkout, read/unread, assign utilities
  - Auto archive capability
  - Current and comparison studies over multiple modalities
  - Multiple series display for each study
  - Identification, display, and printing of key images
  - Creation and display of image specific notes
  - User customizable automated display protocols
  - Protocol selectable viewing formats
  - Synchronized image paging
  - User detinable Window/Level presets
  - Standard image display and processing tools

AutoRad is based on the CEMAX-ICON DICOM distributed database for image distribution and system communication. It supports the DICOM V3.0 Service Class User and Provider standard for Storage.

System network communication is accomplished using industry standards including TCP/IP running over Ethernet, FDDL, or ATM.

                                     [ART]

                                    [TABLE]

                               [LOGO AND ADDRESS]

Clinical View(TM) and RadAccess(TM) display systems are designed for non Radiologist physician review of diagnostic images in critical care environments. The images acquired in the hospital's Radiology or Emergency department are transmitted via the imaging network to the patient care area. Immediate availability of the images provides the clinician with a consistent, and efficient tool for delivering patient care. Both products offer an easy to use Graphical User Interface for quick access, display and comparison of clinical images.

ClinicalView is a medical image review station designed for mission critical, high-bandwidth, distributed network applications. It is designed using the UNIX(TM) operating system and is intended for environments where system administration and recovery are critical.

RadAccess is a cost effective Macintosh(R) based review station designed for distributed WAN and low volume LAN applications. Typical installations include small hospitals, out-patient imaging centers, and nursing homes.

Both systems feature:

- - Scrollable Patient List

- - Automatic display of most recent image on first monitor and comparison image on second monitor

- - Prior study selection and viewing

- - Individual and multiple image select/deselect

- - 8 and 12 bit Window/Level control

- - Image Zoom and Pan

- - Image Flip and Rotate

- - Invert/revert contrast

- - Manual and auto-delete

- - Single and multiple monitor support with resolutions up to 2K

- - Background image transmit

Both ClinicalView and RadAccess are based on the CEMAX-ICON DICOM distributed database for image distribution and system communication. System network communication is accomplished using industry standards including TCP/IP running over Ethernet, FDDI, or ATM.

Clinical View supports the DICOM V3.0 Service Class Provider and User standard for Storage and the User standard for Query Retrieve.

RadAccess supports the DICOM V3.0 Service Class User standard for Storage.

[CEMAX-ICON LOGO]

47281 Mission Falls Court, Fremont, CA 94539
Voice (510) 770-8612 Fax (510) 440-9137
e-mail: info@cemaxicon.com

[TABLE]

ArchiveManager(TM) is a scalable digital archive solution for medical image storage and retrieval. This combination software and hardware product provides an effective and efficient system for distribution, storage, and archiving of patient information and images throughout the hospital and adjunct institutions/offices.

With totally automated processes for primary archiving, storage, and pre-fetching, ArchiveManager makes the filmless radiology department a reality today.

ArchiveManager features:
        - DICOM V3.0 compliant for Query/Retrieve and Storage
        - Data storage object modeled on DICOM V3.0 object paradigm
        - Seamless integration of two-way HIS/RIS interface (HL-7 compliant)
        - Fully distributed object oriented database
        - Multi-level complex query facilities
        - Server support for multiple hardware platforms
        - State-of-the-art, object oriented distributed architecture (CORBA compliant)
        - Powerful and simple to use administration tools
        - Sophisticated fault tolerance
        - Automatic hierarchical archive of all images (mixed media capable)
        - Storage of DICOM V3.0 specified JPEG compressed images

ArchiveManager is based on the CEMAX-ICON DICOM distributed database for image distribution and system communication. Archive/Manager supports the DICOM V3.0 Service Class User and Provider standards for Storage and Query/Retrieve.

System network communication is accomplished using industry standards including TCP/IP running over Ethernet, FDDI, or ATM.


                               [CEMAX-ICON LOGO]

                  47281 Mission Falls Court, Fremont CA 94539
                    Voice (510) 770-8612 Fax (510) 440-9137
                         e-mail: info@configuration.com


                                    [TABLE]

                                   EXHIBIT H

                           SOFTWARE LICENSE AGREEMENT

                          LICENSE AND LIMITED WARRANTY


CEMAX-ICON INCORPORATED ("C-I") grants to You, the original end user purchaser ("You"), a nonexclusive, nontransferable license to use a copy of the (product name) _________________ software in machine executable object code format as incorporated into the (product name) _______________ system ("Software") and accompanying documentation (the hardware and software portions of the system collectively referred to herein as the "System") for Your own internal use, subject to the terms and conditions stated in this License and Limited Warranty Agreement ("Agreement"). You assume responsibility for the selection of the System to achieve Your intended results.

LICENSE.  You may:

1. use the enclosed Software on AccuRad and TeleMax systems only in connection with the System and on a single CPU (the Software contains a hard key that enables its operation on a single CPU any attempt to move new Software will cause the hard key to self destruct); and

2. make one (1) copy of the Software solely for backup and archival purposes, provided that You include all proprietary notices on such copy.

RESTRICTIONS. You may not sublicense, assign or transfer the License to the Software or accompanying documentation except as expressly provided in this Agreement. Any attempt otherwise to sublicense, assign or transfer the rights, duties or obligations hereunder is void. You may not distribute copies of the Software to others or electronically transfer the Software or accompanying documentation from one computer to another over a network. The System contains trade secrets, and in order to protect them, You may not decompile, reverse engineer or disassemble the System or otherwise reduce the Software to a human perceivable form. You may not modify, adapt, translate, lease, loan, resell for profit, distribute, network or create derivative works based on all or any part of the System. Subject to all health and safety laws and regulations applicable to use of the System to the extent that local law requires C-I to grant You the right to decompile, reverse engineer, or disassemble the Software or part thereof in order to obtain information necessary to render the Software interoperable with other software, C-I hereby undertakes to make such information readily available to You. Without limiting the foregoing, C-I retains the right to impose reasonable conditions such as compliance with all health and safety laws and regulations in the applicable territory and imposition of a reasonable fee for making available such information. In order to ensure that You receive the appropriate information You must first provide C-I sufficient information relating to Your objectives and the other software concerned. Requests for such information should be in writing and directed to C-I's address below.

TITLE. The Software is owned by C-I and is protected by United States and international copyright laws and treaty provisions. This Agreement is not a sale of the Software and does not transfer to You any title or ownership interest in the Software or any patent, copyright, trade secret, trade name, trademark or other proprietary or intellectual property rights related to the System. You shall not remove, alter or obscure any proprietary designation or mark contained on or within the System and shall reproduce such designations and marks on any back-up copy of the Software.

TERMINATION. You may terminate your licenses to the Software at any time by destroying the Software and accompanying documentation together with all copies, modifications, and merged portions in any form. The licenses will also terminate upon conditions set forth elsewhere in this Agreement or if You fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the Software and accompanying documentation together with all copies, modifications and merged portions in any form.

LIMITED WARRANTY. C-I warrants to You that subject to the exclusions set forth below the System will substantially conform to the material functional specifications in the accompanying documentation for a period of six (6) months from Your acceptance of the System as evidenced by Your signing of the delivery installation certificate or if no such delivery installation certificate is attached through your first use of the System after C-I delivery or installation of the System. The foregoing warranty is contingent upon proper use of the System in the application for which it was intended as indicated in the accompanying documentation. The above limited warranty applies only to reproducible defects reported to C-I in accordance with its standard reporting procedures and do not apply to (i) beta or preproduction versions of the System (including the Software), (ii) third party hardware or software, or (iii) to any System which (a) has been altered, except by C-I or under C-I's discretion or
(b) has not been installed, operated, repaired or maintained in accordance with any installation, and maintenance or operating instructions supplied by C-I or
(c) has been subject to unusual physical or electrical stress, negligence or accident, (d) has been damaged by acts of nature, vandalism, burglary, neglect, or misuse or (e) has not been updated with all error corrections and bug fixes provided by C-I to You, if any. In the event the System fails to conform to the warranty set forth above, Your exclusive remedy and C-I's sole and exclusive liability shall be at C-I's sole election (i) with respect to the hardware portions of the System, to repair or replace the System, and (ii) with respect to the Software, to use commercially reasonable efforts to correct such nonconformity provided that (x) You notify C-I in a timely manner in writing in English that such System failed to conform and furnish a detailed explanation of any alleged nonconformity; and (y) C-I is reasonably satisfied that the claimed nonconformities actually exist and were not caused by any of the items set forth in (a), (b), (c), (d) or (e) above.

You shall use the following procedures to return to C-I for repair or replacement a nonconforming System. You first shall call C-I at the number indicated below to obtain a Return Material Authorization Number ("RMA"). After receiving the RMA from C-I, You shall ship the nonconforming System to C-I F.O.B. C-I's repair facility freight prepaid, pursuant to the shipping and other requirements specified by C-I with the RMA promptly displayed on the shipping container for the nonconforming System. If any System is returned without an RMA number, C-I reserves the right to refuse to accept such System. If C-I confirms that the returned System fails to conform to the above warranty, C-I will reimburse You for reasonable documented shipping expenses incurred in returning the System.

EXCEPT FOR THE LIMITED WARRANTY STATED IN THIS SECTION ABOVE, C-I GRANTS NO OTHER WARRANTIES OR CONDITIONS EXPRESS OR IMPLIED, BY STATUTE IN ANY COMMUNICATION OR OTHERWISE, REGARDING THE SYSTEM (INCLUDING THE SOFTWARE CONTAINED THEREIN), AND C-I EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. C-I DOES NOT WARRANT THAT OPERATION OF THE SYSTEM WILL BE UNINTERRUPTED OR ERROR-FREE. No oral or written information or advice given by C-I, its dealers, distributors, agents or employees will create a warranty or in any way increase the scope of the limited warranties set forth herein and you may not rely on any such information or advice.

LIMITATION OF LIABILITY. WARNING: DUE TO THE EXISTENCE OF A HARDWARE KEY PROVIDED WITH THE ACCURAD AND TELEMAX SYSTEMS, THE SOFTWARE INCLUDED WITH THE ACCURAD OR TELEMAX SYSTEM MAY NOT OPERATE IF YOU ATTEMPT TO CREATE UNAUTHORIZED COPIES OF THE SOFTWARE OR ATTEMPT TO TRANSFER THE HARDWARE PROVIDED WITH THIS SYSTEM TO ADDITIONAL CPU'S. IN NO EVENT WILL C-I BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFIT OR COST OF OBTAINING SUBSTITUTE GOODS ARISING OUT OF OR RELATING TO THE SYSTEM, OR THE USE OR INABILITY TO USE THE SYSTEM, EVEN IF C-I HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitations of liability shall apply notwithstanding any failure of essential purpose of any limited remedy stated herein. C-I's liability to You or any third party arising out of or related to this Agreement, however caused and arising under any theory of liability, whether based in contract, tort (including negligence), or otherwise will not exceed the fee paid by You for the nonconforming System.

U.S. GOVERNMENT RIGHTS. If You are acquiring the System on behalf of any part of the United States Government, the following provision applies. The Software and accompanying documentation are deemed to be "commercial software" and "commercial computer software documentation," respectively, pursuant to DFAR
Section 227.7202 and FAR 12.212, as applicable. Any use, modification, reproduction, release, performance, display or disclosure of the Software or the accompanying documentation by the U.S. Government or any of its agencies shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by this Agreement. If any product sold to You under this Agreement is purchased for a U.S. Government contract or subcontract, then You agree to include such provisions in such contract or subcontract and attach such notices to the products or other materials provided to the U.S. Government as will protect Seller's proprietary rights to the maximum extent possible under applicable law.

TELEPHONE AND ON SITE SUPPORT. During the six month warranty period, C-I will provide a reasonable effort to respond to Your telephone support calls in two
(2) hours (not necessarily problem resolution). Phone support is 8:00 a.m. to 5:00 p.m. local time, USA only, Monday - Friday (not including C-I holidays). When service problems cannot be resolved using telephone support or replacement of certain equipment and C-I determines that on site repair is needed, C-I will provide a reasonable effort to resolve the problem in a timely manner.

MISCELLANEOUS. This Agreement constitutes the complete and exclusive understanding and agreement between C-I and You relating to the subject hereof and supersedes all prior or contemporaneous understandings, agreements, and communications, and/or advertising with respect to such subject matter. This Agreement cannot be amended, modified or waived unless done so in writing and signed by an authorized C-I representative. If any provision of this Agreement is held unenforceable, that provision shall be enforced to the maximum extent permissible so as to give effect to the intent of the parties and the remainder of this Agreement shall continue in full force and effect. This Agreement is governed by the laws of the State of California without reference to its conflict of law principles. You agree to comply with all U.S. and foreign export control laws and regulations.

Should you have any questions concerning this Agreement, You may contact C-I at Cemax-Icon, Inc., 47281 Mission Falls Court, Fremont, CA 94539, Attn: Support & Service or (510) 770-8612, extension 52 at the prompt or extension 3349.